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                                    EXHIBIT 5
                         OPINION AND CONSENT OF COUNSEL

                             [Letterhead of Counsel]

                                October ___, 2004

David Collins, CEO
DAC Technologies Group International, Inc.
1601 West Park Dr.
Little Rock, Ark. 72204

       RE: DAC TECHNOLOGIES GROUP INTERNATIONAL, INC. REGISTRATION STATEMENT ON FORM SB-2

Dear Mr. Collins:

      This opinion is submitted pursuant to applicable rules of the Securities and Exchange Commission with respect to the registration by DAC Technologies Group International, Inc. (the "Company") of an aggregate of 861,709 shares of common stock, $.001 par value (the "Common Stock") pursuant to a Registration Statement on Form SB-2.

      In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and the other documents we have deemed necessary or appropriate as a basis for the opinions expressed herein. We have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, Photostat or other copies. In reviewing certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

      Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock has been, and upon exercise of the warrants and payment of the exercise price thereof, will be upon issuance, validly issued, fully paid and non-assessable. We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

                               Very truly yours,

                               /s/ Allan M. Lerner
                               The Law Offices of Allan M. Lerner, P.A.